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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


                                                                                  JURISDICTION OF
                                                                                  ORGANIZATION OR
                         NAME                                                      INCORPORATION
                         ----                                                     ---------------
The Alexander Corporation Limited                                                 United Kingdom
Nextera Business Performance Solutions Group, Inc.                                Massachusetts
Cranberry Hill Capital, L.L.C.                                                    Delaware
Critius, Inc.                                                                     Delaware
Lexecon Inc.                                                                      Illinois
The Planning Technologies Group, L.L.C.                                           Delaware
Pyramid Imaging, Inc.                                                             California
Scanada, Inc.                                                                     Delaware
Sibson Canada Co.                                                                 Nova Scotia, Canada
Sibson International, LLC                                                         Delaware
Sibson & Company, LLC                                                             Alexander
Sibson UK Limited                                                                 United Kingdom
Sibson UK Holdings Limited                                                        United Kingdom
Timaeus, Inc.                                                                     Delaware